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                                      PROXY

                        TRAVELERS QUALITY BOND PORTFOLIO

                                       OF

                           THE TRAVELERS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 March 14, 2006

        KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Travelers Quality Bond Portfolio of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on March 14 , 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby BlackRock Bond Income Portfolio, a series of Metropolitan Series Fund, Inc., will
        (i) acquire all of the assets of Travelers Quality Bond Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Travelers Quality Bond Portfolio.

                FOR [  ]         AGAINST [  ]         ABSTAIN [  ]

        Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

        THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                        Dated:_______________, 2006

                                        ----------------------------------------
                                        Name of Insurance Company

                                        ----------------------------------------
                                        Name and Title of Authorized Officer

                                        ----------------------------------------
                                        Signature of Authorized Officer

TRAVELERS QUALITY BOND PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____

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        2 EASY WAYS TO VOTE                 THE TRAVELERS SERIES TRUST
                                         TRAVELERS QUALITY BOND PORTFOLIO
1.   RETURN THIS VOTING INSTRUCTION          ONE CITYPLACE, HARTFORD,
     FORM USING THE ENCLOSED                    CONNECTICUT 06103
     POSTAGE-PAID ENVELOPE.
2.   VOTE BY INTERNET - SEE               VOTING INSTRUCTION FORM FOR THE
     INSTRUCTIONS IN                      SPECIAL MEETING OF SHAREHOLDERS
     PROSPECTUS/PROXY STATEMENT.             MARCH 14, 2006, 10:00 A.M.

***  CONTROL NUMBER:                ***

TRAVELERS QUALITY BOND PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Travelers Quality Bond Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. Eastern Time on March 14, 2006, and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

                                Date _______________, 2006

                                        PLEASE SIGN IN BOX BELOW
                                        ________________________________________


                                        ________________________________________

                                Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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           Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                             FOR         AGAINST        ABSTAIN
To approve the Agreement and Plan
of Reorganization with respect to
the acquisition of Travelers Quality         [ ]           [ ]            [ ]
Bond Portfolio, a series of the Trust,
by BlackRock Bond Income Portfolio,
a series of Metropolitan Series
Fund, Inc.